EXHIBIT 23
                                                                      ----------


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
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We consent to the incorporation by reference in the Registration Statement of
Western Power & Equipment Corp. on Form S-8, file #333-63775, of our report dated September 1, 2005 with respect to our audits of the consolidated financial statements of Western Power & Equipment Corp. as of July 31, 2005 and 2004 and for the years ended July 31, 2005, 2004 and 2003, which report is included in this Annual Report on Form 10-K of Western Power & Equipment Corp. for the year ended July 31, 2005.


                                             /s/ Marcum & Kliegman LLP
                                             -------------------------
                                             MARCUM & KLIEGMAN LLP


New York, New York
September 28, 2005